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                                                                     EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

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                                                              JURISDICTION
NAME                                                          OF ORGANIZATION
----                                                          ----------------
Cablelink, Incorporated                                         Indiana

RNL, Inc.                                                       Indiana

Robinson Nugent-Dallas, Inc.                                    Texas

Robinson Nugent S.a.r.l.                                        France

Robinson Nugent GmbH                                            Germany

Robinson Nugent Ltd.                                            Great Britain

Nihon Robinson Nugent K.K.                                      Japan

Robinson Nugent dba Cablelink                                   Malaysia
  (Malaysia) Sdn. Bhd.

Robinson Nugent (Malaysia) Sdn. Bhd.                            Malaysia

Robinson Nugent S.A.                                            Switzerland

Robinson Nugent (Scotland) Limited                              Scotland

Robinson Nugent International, Inc.                             Virgin Islands

Robinson Nugent (Europe) B.V.                                   The Netherlands

Robinson Nugent (Belgium) B.V.B.A.                              Belgium

Robinson Nugent (Asia Pacific) Pte. Ltd.                        Singapore

Robinson Nugent Nordic, filial-till                             Sweden
Robinson Nugent (Europe) B.V.
The Netherlands

Robinson Nugent S. de R.L. de C.V.                              Mexico
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